UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2009

Grand Canyon Education, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 639-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This amended report on Form 8-K updates and amends the prior Form 8-K filed on October 13, 2009. On November 6, 2009, the Board of Directors of Grand Canyon Education, Inc. appointed Jerry Colangelo to the Company’s Audit Committee for a term expiring at the 2010 annual meeting of stockholders, or until his respective successor is elected or qualified or his earlier resignation or removal. Mr. Colangelo will receive an annual cash retainer for service on a Board committee of $5,000. With the addition of Mr. Colangelo to our Audit Committee, the Company will have a total of three independent directors on this committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: November 9, 2009

By: /s/ Daniel E. Bachus

Daniel E. Bachus
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)